AD CONSULT AND INVEST S.A.
St. Peterstrasse 1, CH-8022 Zürich, Switzerland

Attention:          Board of Directors

AMENDED ASSET ACQUISITION AGREEMENT

CENTRAL MONTANA HEATH PROSPECT – “THE MUSSELSHELL PROSPECT”

THIS AMENDED ASSET ACQUISITION AGREEMENT (the “AGREEMENT”) is dated for reference as of the 5th day of April, 2011 (the “Effective Date”).

Dear Sirs:

This amended Agreement is being executed to evidence matters agreed to between AD Consult and Invest S.A. (“AD Consult” or the “Corporation” also referred to herein as the “Vendor”) whose business is the in the oil and gas industry and which owns the Musselshell Prospect and all associated claims, licenses and equipment (the “Asset”) as set out on Schedule A and B hereto and is the subject matter of this Agreement, and Uniontown Energy Inc., (“Uniontown” also referred to herein as the Purchaser) a public entity whose securities trade on the NASDAQ OTCBB under the symbol “UTOG” whose business is in the acquisition and development of specific oil and gas production and exploration properties. An agreement relating to this transaction was originally entered into by the parties on March 17, 2011. This agreement shall replace the original agreement in its entirety. This Agreement sets out the terms whereby the Purchaser shall acquire from the Vendor the Asset and any and all other benefits attached to the Asset, from the Vendor on the terms set out herein.

(The Vendor along with the Purchaser are referred to herein as the “Parties” or individually as each “Party” as the case may be).

This Agreement summarizes the Tangible Well Equipment in Schedule A together with an overview of the intangible costs.

This Agreement is subject to Schedule B, the Assignment of Leases document and attached list of leases known as Exhibit B and also the Affidavit of Oil and Gas Title Research known as Exhibit A.

It is the intention of the Parties that this Agreement shall constitute the formal closing agreement for the acquisition of the Asset. The Parties agree that the Vendor shall continue the development of its current business and operations regarding the Asset (the “Operations”) including providing the Purchaser with all materials that it has or may acquire regarding the Asset and Operations and which may be required by the Purchaser to close its side of the Transaction, and Purchaser will execute all endeavours required to conclude its obligations under this Agreement within the timeframe allocated which shall see the closing occur on or before April 15th, 2011. The Parties will proceed with the execution of the agreed terms through to close of the Transaction expeditiously and in good faith.

1.		Representations and Warranties

1.1		The Purchaser represents and warrants to the Vendor that:

	(a)	The Purchaser has good and sufficient right and authority to enter into this Agreement and the Transaction contemplated herein and to carry out its intentions and obligations set out therein;

	(b)	The Purchaser has the capabilities to fully execute its obligations as set out in this Agreement, and the Transaction contemplated herein; and

(c)

The Purchaser was and remains duly incorporated under the laws of the jurisdiction of its incorporation and is, with respect to the filing of annual returns and the payment of fees required under the laws of this jurisdiction, in compliance with such laws.

1.2		The Vendor represents and warrants to Purchaser that;

	(a)	The Vendor has good and sufficient right and authority to enter into this Agreement and the Transaction contemplated herein and to carry out its intentions and obligations set out therein;

	(b)	The Vendor has the capabilities to fully execute its obligations as set out in this Agreement, and the Transaction contemplated herein

(c)

The Vendor was and remains duly incorporated under the laws of the jurisdiction of its incorporation and is, with respect to the filing of annual returns and the payment of fees required under the laws of this jurisdiction, in compliance with such laws;

	(d)	The Vendor has the capabilities to fully execute its obligations as set out in this Agreement, the Formal Agreement, and the Transaction contemplated herein;

	(e)	The Vendor has unencumbered ownership of the Asset, and all other ancillary benefits thereto, registered or otherwise, including the Operations and all other ancillary benefits thereto; and

(f)

The Vendor shall continue to carry on its business in the manner in which such business has and will be carried on and will maintain the protection of the Asset and any business relationships during the time leading up to the Closing of the Transaction and continuing on post Closing.

2.	Formal Agreement and Capitalization

2.1                      The Transaction is subject strictly to the terms contained herein unless additional or amended provisions are set out in a further agreement.

2.2                      The Parties agree that the Purchaser shall purchase the Asset from the Vendor for a total purchase price of 10,000,000 restricted shares of the common stock of the Purchaser as well as the option to acquire an additional 10,000,000 common shares at $3.00 per share for a period of 5 years (the “Purchase Price”). The Vendor shall retain full title to the Asset until final payment however, the Purchaser shall be entitled to further the operations at its discretion.

2.3                      Upon execution of the Agreement, the Purchaser shall also post whatever Bonds are required and take out any insurance required at the direction of the Vendor.

2.4                      The Parties acknowledge and agree that it is their intent to structure the Formal Agreement and Transaction so as to qualify under any tax-free reorganization descriptions pursuant to the provisions of any applicable country taxation codes if at all possible.

2.5                      It shall be the obligation of Vendor to provide clear and clean title to the Asset, the Operations and any ancillary benefits or rights thereto, to the Purchaser concurrent with final closing of the Transaction (the “Transfer”).

3.	General

3.1	Time and each of the terms and conditions of this Agreement shall be of the essence.

3.2	This Agreement shall only be assignable by either Party with prior written consent by the opposite Party.

3.3                      This Agreement constitutes the entire agreement between the Parties in respect of the matters referred to herein and there are no representations, warranties, covenants or agreements, expressed or implied, collateral hereto other as expressly set forth or referred to herein.

3.4                      No alteration, amendment, modification or interpretation of this Agreement or any provision of this Agreement shall be valid and binding upon the Parties unless such alteration, amendment, modification or interpretation is in written form executed by both of the Parties hereto.

3.5                      The Parties shall execute and deliver all such further documents and instruments and do all such acts and things as either Party may reasonably require in order to carry out the full intent and meaning of this Agreement.

3.6                      Any notice, request, demand and other communication to be given under this Agreement shall be in writing and shall be delivered to the Parties at their respective addresses first above-written or to such other addresses as may be given in writing by the Parties in the manner provided for in this paragraph and shall be deemed to be delivered on the date of actual delivery.

3.7                      This Agreement shall inure to the benefit of and be binding upon the Parties and their respective heirs, executors, administrators, successors and assigns.

3.8                      This Agreement and the Formal Agreement shall be subject to, governed by and construed in accordance with the laws of the Province of British Columbia or such other agreed jurisdiction. Jurisdiction and venue shall reside in the Province of British Columbia or such other agreed jurisdiction.

3.9                      This Agreement may be executed and sent by fax and in counterpart, as is deemed necessary to carryout the execution of this Agreement, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument.

IN WITNESS WHEREOF this Agreement has been duly executed by the parties on the day and year first above written.

SIGNED, SEALED AND DELIVERED BY	SIGNED, SEALED AND DELIVERED BY
VENDOR:	PURCHASER:

AD Consult and Invest S.A. per:	UNIONTOWN ENERGY INC. per:

/s/ Corserve S.A.	/s/ Darren Stevenson
Authorized Signatory	Authorized Signatory

Corserve S.A.	Darren Stevenson
Name of Signatory	Name of Signatory

Corporate Director	President
Title of Signatory	Title of Signatory

Date: April 5, 2011	Date: April 5, 2011

SCHEDULE “A”

SUMMARY OF TANGIBLE WELL EQUIPMENT
ON THE #1 MONTANA
MUSSELSHELL COUNTY, MONTANA

1. 8000' of 2 3/8 J55 tubing	$32,000
2. 1 - 2 3/8 seating nipple	100
3. 1 - model R 4 1/2" x 2 3/8 packer	2,000
4. 1 - 2000# Larkin well head 4 1/2" x 2 3/8"	700,
5. 1 - 2 3/8 2000# full open valve	500
6. 2 - 6" x 2" threaded nipples	20
7. 2 - 2000# valves	200,
8. 1 - 8 5/8" x 4 1/2" braden head	900
9. 1 - 2" bull plug	20
10. 1 - 600# valve (on braden head)	60,
11. 8000' of 11.6# 4 1/2" casing in hole (est. 3000 feet salvageable@ $11/ft)	33,000
12. 4 - rig anchors	50

Total value of tangible equipment	$68,550.00
Total value of intangible costs thru Heath formation	463,000.00
Total tangible and intangible values before perforating the Heath	$531,550.00

Acreage values over the last 18 months are represented by “big block” sales. EOG is believed to have paid $85/ acre. Cabot is estimated to be in the same range. Triple Crown has sold three large blocks and their asking price was $100/ acre. Longshot Oil sold a Heath play on the Devils Basin anticline for $50 per acre. A large Heath lease block is available in the Lewistown area for $100/ acre.

It must be kept in mind that the new owner must acquire a bond and be responsible for any cleanup and backfill of the pit, plus plugging. Salvage of the casing may pay for this but this will remain an open number. Funds should be set aside to cover any service fees, ;plugging and abandonment.

Schedule B

Exhibit B

ASSIGNMENT OF OIL AND GAS LEASES

     THIS ASSIGNMENT OF OIL AND GAS LEASE(S) (“Assignment”), dated the 16th day of March, 2011, is from (“Assignor”) AD CONSULT AND INVEST S.A. (“Assignor”) to UNIONTOWN ENERGY INC.(“Assignee”).

For $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby sell, assign, convey, and quitclaim unto Assignee, subject to the terms, conditions and provisions hereof, all of its right, title and interest in and to the oil and gas leases described on Exhibit “A”, attached hereto and made a part hereof, (the “Leases”).

TO HAVE AND TO HOLD the leases unto Assignee, its successors and assigns forever.

This Assignment is made by Assignor and accepted by Assignee expressly subject to the following terms and conditions:

1.

Assignor, hereby reserves an overriding royalty equal to the difference between exiting lease burdens and twenty five percent (25%) of all oil, gas, or other hydrocarbons produced, saved, and marketed from the Leases proportionately reduced to the working interest assigned herein, including any extensions or renewals thereof that occur within two years of lease expiration. It is the intent of this Assignment to deliver to Assignee a seventy five percent (75%) net revenue interest on all Leases assigned. In addition Assignor shall have a 20% carried working interest in and to all drilling, completing, and other operations related to the development of the acreage.

2.

THIS ASSIGNMENT IS MADE WITHOUT WARRANTY OF ANY KIND, EXPRESS OR IMPLIED OR STATUTORY; EXCEPT THAT ASSIGNOR WARRANTS TITLE TO THE LEASES FROM AND AGAINST ALL PERSONS CLAIMING BY, THROUGH AND UNDER ASSIGNOR, BUT NOT OTHERWISE.

3.

Assignee assumes and agrees to pay, perform, and fully discharge all claims, costs, expenses, liabilities and obligations accruing or relating to the owning, development, exploring, operating or maintaining of the Leases relating to periods after the Effective Date hereof.

4.	Unless provided otherwise, all recording references in the Exhibits hereto are to the official real property records of the county in which the Leases are located.

EXECUTED the 5th day of April, 2011.

AD CONSULT AND INVEST S.A.

BY: /s/ Conserve S.A.___________________________________

TITLE: __Director_________________________________

UnionTown Energy

AFFIDAVIT OF OIL AND GAS TITLE RESEARCH

State: Montana
County: Musselshell
Affiant: Frederick Taylor

Affiant on oath swears that the following statements are true:

My name is Frederick Taylor. I have performed research and examined documents at First American Title, and the Musselshell County Courthouse in Roundup MT. I have completed the work necessary to provide Oil and Gas Title Abstracts for the following Leases:

See attached Exhibit A

This Affidavit is signed by me on the date of acknowledgment of my signature.

Affiant

Signature: Frederick C Taylor

Date: 1/5/2010

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UnionTown Energy

EXHIBIT 'A' MUSSELSHELL

MUSSELSHELL COUNTY, STATE OF MONTANA

LESSOR	LESSEE	DOCUMENT #	LEGAL
Mary Jane Beadle	Longshot Oil, LLC	267999	T10N R28E Section 34 N1/2, Section 35 All
Mary Jane Beadle	Longshot Oil, LLC	270635	T9N R28E Section 2 All
Mary Jane Beadle	Longshot Oil, LLC	270635	T10N R28E Section 34 S1/2
William J Goffena	Longshot Oil, LLC	268000	T 9N R 28E Section 2 All
William J Goffena	Longshot Oil, LLC	268000	T10N R28E Section 34 S1/2
William J Goffena	Longshot Oil, LLC	270634	T10N R28E Section 34 N1/2, Section 35 All
State of Montana	Longshot Oil, LLC	OG-38391-05	T10N R28E Section 36 All
Kathryn Agostinelli	Longshot Oil, LLC	269217	T9N R29E Section 1 All
Francis D Eggart	Longshot Oil, LLC	269224	T9N R29E Section 1 All, Section 2 All
Brillhart Ranch	Longshot Oil, LLC	269241 & 269312	T9N R29E Section 1 All, Section 2 All, Section 9 All, Section 10 All
Community Bible Ch	Longshot Oil, LLC	269229	T9N R29E Section 2 All
Community Bible Ch	Longshot Oil, LLC	269229	T10N R29E Section 34 NE1/4, E1/2SE1/4
Glen H Hougen	Longshot Oil, LLC	269207	T9N R29E Section 3 All
Sigmund Herzstein, Jr	Longshot Oil, LLC	269225	T9N R29E Section 3 All
Jessica Herzstein	Longshot Oil, LLC	269227	T9N R29E Section 3 All
Karen Poole	Longshot Oil, LLC	269223	T9N R29E Section 3 All
Beverly Taylor	Longshot Oil, LLC	269221	T9N R29E Section 3 All
Carole Triplett	Longshot Oil, LLC	269226	T9N R29E Section 3 All
Dan McCaffree	Longshot Oil, LLC	269232	T10N R29E Section 33 All, Section 34 W1/2, W1/2SE1/4, Section 35 All
Roy McCaffree	Longshot Oil, LLC	269214	T10N R29E Section 33 All, Section 34 W1/2, W1/2SE1/4, Section 35 All
Bonnie McCaffree	Longshot Oil, LLC	269216	T10N R29E Section 33 All, Section 34 W1/2, W1/2SE1/4, Section 35 All
Edward McCaffree	Longshot Oil, LLC	269231	T10N R29E Section 33 All, Section 34 W1/2, W1/2SE1/4, Section 35 All
Linda Robinson	Longshot Oil, LLC	269215	T10N R29E Section 33 All, Section 34 W1/2, W1/2SE1/4, Section 35 All
Doris Wertman	Longshot Oil, LLC	269212	T10N R29E Section 33 All, Section 34 W1/2, W1/2SE1/4, Section 35 All
Carroll Bement	Longshot Oil, LLC	269205	T10N R29E Section 34 NE1/4, E1/2SE1/4
Linda Nancy Low	Longshot Oil, LLC	269228	T10N R29E Section 34 NE1/4, E1/2SE1/4
Claudia Renee Day	Longshot Oil, LLC	269209	T10N R29E Section 34 NE1/4, E1/2SE1/4

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UnionTown Energy

Anton L Spek	Longshot Oil, LLC	269208	T9N R30E Section 6 Lots 1,2, SE1/4NE1/4, E1/2SE1/4
Lorelei Winkelman	Longshot Oil, LLC	269213	T9N R30E Section 6 Lots 1,2, SE1/4NE1/4, E1/2SE1/4
Mary Maxwell	Longshot Oil, LLC	269230	T9N R30E Section 6 Lots 1,2, SE1/4NE1/4, E1/2SE1/4
Rose Lear	Longshot Oil, LLC	269211	T9N R30E Section 6 S1/2SW1/4, W1/2SE1/4
Arthur Korenko	Longshot Oil, LLC	269222	T9N R30E Section 6 Lots 3,4,5,6, SE1/4NW1/4, NE1/4SW1/4
Geraldine Korenko	Longshot Oil, LLC	269210	T9N R30E Section 6 Lots 3,4,5,6, SE1/4NW1/4, NE1/4SW1/4

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